UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2017

Bravo Brio Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio		43212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-326-7944

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release dated September 5, 2017, Bravo Brio Restaurant Group, Inc. (the “Company”) announced that Executive Vice President, Chief Financial Officer, Treasurer and Secretary, James J. O’Connor, notified the Company’s Board of Directors that he will be resigning from his positions as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, effective September 15, 2017 to pursue other opportunities. Mr. O’Connor’s resignation did not result from any disagreements regarding the Company’s strategy, operations, financial reporting or accounting policies, procedures, estimates or judgments.

The Company expects to initiate a search for a new Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated September 5, 2017 entitled, “Bravo Brio Restaurant Group, Inc. Announces Departure of Chief Financial Officer”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

September 5, 2017	By:	/s/ James J. O’Connor
	Name:	James J. O’Connor
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 5, 2017 entitled, “Bravo Brio Restaurant Group, Inc. Announces Departure of Chief Financial Officer”.